Exhibit 99.1

Nutanix Provides Preliminary Fiscal Third Quarter 2020 Top Line Results and Announces Conference Call Information

--Expects TCV Revenue and TCV Billings In Line with Guidance

--Saw Strong Increase in VDI and DaaS Business to Support Remote Work

--Withdraws Fiscal 2020 Guidance and Calendar 2021 Business Model Targets

SAN JOSE, Calif.--(BUSINESS WIRE)--May 5, 2020--Nutanix (NASDAQ: NTNX), a leader in enterprise cloud computing, today announced preliminary total revenue, software and support (TCV)1 revenue, and TCV billings for the fiscal third quarter ended April 30, 2020.

For the fiscal third quarter, the company expects total revenue to be between $312 and $317 million, up 8% to 10% year-over-year. Total revenue growth rate reflects the top line compression resulting from the company’s ongoing transition to a subscription business model and away from selling hardware. TCV revenue is expected to be between $307 and $312 million, up 16% to 17% year-over-year, in line with prior guidance of $300 to $320 million. TCV billings is expected to be between $371 and $376 million, up 14% to 16% year-over-year, in line with prior guidance of $365 to $385 million. The growth rates of TCV revenue and TCV billings reflect the top line compression resulting from the company’s ongoing transition to a subscription business model. These results are preliminary and unaudited, and are subject to adjustment during the company’s regular quarterly close process.

“Our business is taking important strides in digital prospecting, virtual selling, and remote work. A new company will emerge from this pandemic, and this quarter is just the beginning of that,” said Dheeraj Pandey, Chairman, Co-Founder and CEO of Nutanix. “The recessionary macro environment makes our subscription transformation and our delightful zero-touch products even more impactful, as we enable our customers to be resilient, prepared, and productive. For example, we’ve seen an emerging tailwind in VDI and DaaS this past quarter. With our FastTrack program, we are doubling down with our channel partners and global system integrators to redefine the future of work. Corporate initiatives around remote work, hands-free IT automation, disaster recovery, and lift-n-shift to public cloud datacenters will be some of the pillars of digital transformation, and we believe we will be at the center of these conversations.”

“Thanks to the dedication, teamwork, and excellent customer service demonstrated by our employees and our partner community, we expect to meet our third quarter guidance for TCV billings and TCV revenue,” said Duston Williams, CFO of Nutanix. “While we have continued to see steady demand for our hybrid cloud solutions, there is a significant level of uncertainty regarding the ongoing impact of COVID-19 on our customers and end markets over the coming quarters. As we said we would in our last earnings call, we have been proactively and prudently managing expenses to help ensure the long-term health of our business during this pandemic. In addition, as a result of these uncertainties we are withdrawing our guidance for fiscal 2020, which we provided on February 26, 2020, as well as our business model targets for calendar 2021, which we discussed during our Investor Day in March 2019 and which included, among other things, a target for achieving $3 billion in TCV billings.”

1TCV, or Total Contract Value, for any given period is defined as the total software and support revenue or total software and support billings, as applicable, during such period, which excludes revenue and billings associated with pass-through hardware sales during the period.

Fiscal Third Quarter 2020 Conference Call Timing and Details

Nutanix executives will discuss the company’s third quarter fiscal 2020 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time on Wednesday, May 27, 2020. To listen to the call via telephone, dial 1-833-968-2186 in the United States or 1-825-312-2107 from outside the United States. The conference ID is 1473679. This call will be webcast live and available to all interested parties on our Investor Relations website atir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Nutanix Investor Relations website. A telephonic replay will be available for one week by calling 1-800-585-8367 or 1-416-621-4642, and entering the conference ID 1473679.

Non-GAAP Financial Measures

To supplement our preliminary calculation of total revenue, which is prepared and presented in accordance with GAAP, this press release also contains information relating to preliminary software and support revenue (or TCV revenue) and preliminary software and support billings (or TCV billings), each of which are non-GAAP financial measures. In computing these preliminary non-GAAP financial measures, we exclude the revenue and billings, respectively, associated with pass-through hardware sales. TCV revenue and TCV billings are performance measures that we believe provide useful information to our management and investors as they allow us to better track the true growth of our software business by excluding the amounts attributable to the pass-through hardware sales that we use to deliver our solutions. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our final results as reported under GAAP. TCV revenue and TCV billings are not substitutes for total revenue. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliation of our preliminary non-GAAP financial measures to the most directly comparable preliminary GAAP financial measures included below in the table captioned “Reconciliation of Preliminary Software and Support Revenue (TCV Revenue) to Preliminary Software and Support Billings (TCV Billings),” and not to rely on any single financial measure to evaluate our business. Similar to the preliminary, unaudited financial measures provided in this press release, the reconciliation provided in the below table is also preliminary and unaudited, and is subject to adjustment during our regular quarterly close process.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements relating to: our expected financial results for the fiscal third quarter ended April 30, 2020, including our expected total revenue, software and support revenue (or TCV revenue), and software and support billings (or TCV billings); the benefits and capabilities of our subscription business model and related solutions and products, including their ability to enable our customers to be more resilient, prepared and productive during the COVID-19 pandemic; the demand for our VDI, DaaS and hybrid cloud solutions; the timing and potential impact of the COVID-19 pandemic on our business, operations, and financial results, including the impact on our customers and end markets, changes we anticipate to our business as a result of the pandemic, including our plans to manage expenses, and our positioning in the market as a result; our ability to support our customers and partners through the COVID-19 pandemic; and our plans to provide updates regarding our business and our outlook in the future. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the rapid evolution of the markets in which we compete; the timing, breadth, and impact of the COVID-19 pandemic on our business, operations, and financial results, as well as the impact on our customers, partners, and end markets; factors that could result in the significant fluctuation of our final quarterly operating results, including, among other things, changes that may result from our regular quarterly close process; and other risks detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2020, filed with the U.S. Securities and Exchange Commission, or the SEC, on March 5, 2020. Our SEC filings are available on the Investor Relations section of the company’s website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making computing invisible anywhere. Organizations around the world use Nutanix software to leverage a single platform to manage any app at any location for their private, hybrid and multi-cloud environments. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

© 2020 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. All other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

Reconciliation of Preliminary Software and Support Revenue (TCV Revenue) to Preliminary Software and Support Billings (TCV Billings)

(Unaudited)

	Three Months Ended April 30, 2019 Actual	Three Months Ended April 30, 2020 Preliminary
		Low End	High End

	(in thousands)
Software and support revenue	$265,771	$307,000	$312,000
Hardware revenue	21,853	5,000	5,000
Total revenue	$287,624	$312,000	$317,000

Software and support revenue (TCV revenue) (1)	$265,771	$307,000	$312,000
Change in software and support deferred revenue (TCV deferred revenue)	58,403	64,000	64,000
Software and support billings (TCV billings) (1)	$324,174	$371,000	$376,000
__________________________________
(1)	Software and support revenue and billings (TCV revenue and billings) include software and support, entitlements and other services revenue and billings.

Contacts

Investor Contact:
Tonya Chin
408-560-2675
tonya@nutanix.com

Media Contact:
Jennifer Massaro
408-309-6886
jennifer.massaro@nutanix.com